PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                               PERMANENT PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T)  = ERV

P = initial  investment in shares
T = average  annual total return
n = number of days
ERV = ending redeemable value

Average annual total return for 1 year ended January 31, 2000:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 988.38

1+T = .98838

T = (1.16)%

Average annual total return for 5 years ended January 31, 2000:

       n
P (1+T)  = ERV

           5
1,000 (1+T)  = 1,270.09

             1/5
1+T = 1.27009

1+T = 1.04898

T = 4.90%

Average annual total return for 10 years ended January 31, 2000:

       n
P (1+T)  = ERV

           10
1,000 (1+T)   = 1,541.35

             1/10
1+T = 1.54135

1+T = 1.04422

T = 4.42%

Average annual total return for 15 years ended January 31, 2000:

       n
P (1+T)  = ERV

           15
1,000 (1+T)   = 2,220.28

             1/15
1+T = 2.22028

1+T = 1.05461

T = 5.46%

Average annual total return for 17 years, 62-days ended January 31, 2000:

       n
P (1+T)  = ERV

           17.1699
1,000 (1+T)        = 2,137.32

   1/17.1699
1+T          = 2.13732

1+T = 1.04523

T = 4.52%

                   PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                            TREASURY BILL PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T)  = ERV

P = initial  investment in shares
T = average  annual total return
n = number of days
ERV = ending redeemable value

Average annual total return for 1 year ended January 31, 2000:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,036.51

1+T = 1.03651

T = 3.65%

Average annual total return for 5 years ended January 31, 2000:

       n
P (1+T)  = ERV

           5
1,000 (1+T)  = 1,225.46

             1/5
1+T = 1.22546

1+T = 1.04150

T = 4.15%

Average annual total return for 10 years ended January 31, 2000:

       n
P (1+T)  = ERV

           10
1,000 (1+T)   = 1,494.23

             1/10
1+T = 1.49423

1+T = 1.04098

T = 4.10%

Average annual total return for 12 years, 250-days ended January 31, 2000:

       n
P (1+T)  = ERV

           12.6849
1,000 (1+T)        = 1,766.68

   1/12.6849
1+T          = 1.76668

1+T = 1.04589

T = 4.59%

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                             TREASURY BILL PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


Yield for 7 days ended January 31, 2000:

Share price at January 24, 2000 (net of capital gains):       $67.84
Share price at January 31, 2000 (net of capital gains):       $67.88


     (                         )
     (      67.88 - 67.84      )            365
     (      -------------      )     *      ---       =     3.07%
     (          67.84          )             7


Effective yield for 7 days ended January 31, 2000:


              [(                           )  ^   52.14   ]
              [(        67.88 - 67.84      )              ]
              [(  1  +  -------------      )              ] -  1  =   3.12%
              [(            67.84          )              ]

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                            VERSATILE BOND PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T) = ERV

P = initial  investment in shares
T = average annual total return
n = number of days
ERV = ending redeemable value


Average annual total return for 1 year ended January 31, 2000:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,031.26

1+T = 1.03126

T = 3.13%


Average annual total return for 5 years ended January 31, 2000:

       n
P (1+T)  = ERV

           5
1,000 (1+T)   = 1,271.33

              1/5
1+T = 1.27133

1+T = 1.04918

T = 4.92%


Average annual total return for 8 years, 127-days ended January 31, 2000:

       n
P (1+T)  = ERV

           8.3479
1,000 (1+T)      = 1,445.97

              1/8.3479
1+T = 1.44597

1+T = 1.04517

T = 4.52%

                   PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                            VERSATILE BOND PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


Yield for 30 days ended January 31, 2000:


                            [(                   )  6    ]
    YIELD    =              [(       a-b    + 1  )       ]
                     2      [(      -------      )    -1 ]
                            [(      (c)(d)       )       ]

a = dividends and interest earned during the period

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of shares outstanding during the period that were entitled to receive dividends

d = the maximum offering price per share on the last day of the period

                            [(                                )  6    ]
                            [(      92,074.05-24,432.41  + 1  )       ]
    YIELD    =       2      [(      --------------------      )    -1 ]
                            [(      (313,576.530)(58.40)      )       ]




                            [(                                )  6    ]
                            [(      67,641.64  + 1            )       ]
    YIELD    =       2      [(      -------------             )    -1 ]
                            [(      18,312,869.35             )       ]


                            [(                                )  6    ]
                            [(                                )       ]
    YIELD    =       2      [(      1.00369367                )    -1 ]
                            [(                                )       ]



                            [(                                        ]
                            [(                                        ]
    YIELD    =       2      [(      .02236768                         ]
                            [(                                        ]


    YIELD    =       4.4735%

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                           AGGRESSIVE GROWTH PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T)  = ERV

P = initial  payment
T = average  annual  total  return
n = number of days
ERV = ending redeemable value


Average annual total return for 1 year ended January 31, 2000:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,208.86

1+T = 1.20886

T = 20.89%


Average annual total return for 5 years ended January 31, 2000:

       n
P (1+T)  = ERV

           5
1,000 (1+T) = 2,911.03

             1/5
1+T = 2.91103

1+T = 1.23825

T = 23.83%


Average annual total return for 10 years ended January 31, 2000:

       n
P (1+T)  = ERV

          10
1,000 (1+T)      = 4,781.12

             1/10
1+T = 4.78112

1+T = 1.16937

T = 16.94%


Average annual total return for 10 years, 29-days ended January 31, 2000:

       n
P (1+T)  = ERV

          10.079
1,000 (1+T)      = 4,780.57

             1/10.079
1+T = 4.78057

1+T = 1.16793

T = 16.79%